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                                                                    Exhibit 5(b)

                       INVESTMENT SUB-ADVISORY AGREEMENT
              BETWEEN MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                     AND DAVID L. BABSON AND COMPANY INC.

  Regarding MML Series Investment Fund -- The MML Small Cap Value Equity Fund
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THIS INVESTMENT SUB-ADVISORY AGREEMENT (the "Agreement") is by and between
Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of The Commonwealth of Massachusetts (hereinafter "MassMutual"), and David L. Babson and Company Incorporated, a corporation organized under the laws of The Commonwealth of Massachusetts (hereinafter "DLB") and a registered investment adviser under the Investment Advisers Act of 1940, as amended. This Agreement is effective as of May 29, 1998.

WHEREAS, MassMutual has entered into an investment management agreement with MML Series Investment Fund (the "Trust") on behalf of MML Small Cap Value Equity Fund (the "Fund"), dated as of May 29, 1998 (the "Management Agreement"). Pursuant to the Management Agreement, MassMutual is responsible for providing investment management services to the Fund;

WHEREAS, MassMutual desires to appoint DLB as its investment sub-adviser for the Fund and DLB is willing to act in such capacity; and

WHEREAS, MassMutual, as the sole shareholder of the Fund, approved this Agreement on May 29, 1998.

NOW, THEREFORE, MassMutual and DLB hereby agree as follows:

SECTION 1--INVESTMENT ADVISORY SERVICES:
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MassMutual hereby employs DLB and DLB hereby undertakes to act as the investment sub-adviser to the Fund and to provide the investment advisory, accounting and other services as are specifically hereinafter set forth. DLB shall, subject to the direction and supervision of the Trust's Board of Trustees, provide a continuing and suitable investment program for the Fund in accordance with the respective investment objectives and policies of the Fund. In the performance of its duties hereunder, DLB will, at its expense:

    (A) manage the investment and reinvestment of the assets of the Fund;

    (B) supervise and monitor the investment program of the Fund, including portfolio composition and identification of securities to be purchased or sold;

    (C) arrange, subject to the provisions of Section 10 hereof, for the purchase and sale of securities for the Fund;
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    (D) furnish to MassMutual such statistical information regarding the Fund's investments which the Fund may hold or contemplate purchasing, as MassMutual or the Fund may reasonably request;

    (E) at the request of the Trust's Board of Trustees (the "Board of Trustees") or its designee, prepare and present written reports concerning the performance of the Fund;

    (F) take appropriate steps to keep MassMutual informed of important developments materially affecting the investment performance of the Fund;

    (G) notify MassMutual in writing immediately of any change in DLB's status as a registered investment adviser under federal law;

    (H) make available to MassMutual on an as-needed basis (but no less frequently than quarterly), information in its possession necessary to prepare annual, semi-annual and quarterly statements of portfolio holdings;

    (I) make available to MassMutual information in its possession necessary to prepare tax returns, as well as reports to and filings with the Securities and Exchange Commission, state insurance authorities, state corporation authorities and/or state "Blue Sky" authorities;

    (J) agree to provide or contract for calculations of the Fund's net asset value and each unit value derived therefrom (if any) as a result of different asset charges daily or at such lesser frequency as MassMutual may request, and to have the party responsible for calculating such unit values, if different than MassMutual, advise MassMutual of such unit values no later than 6:00 p.m. eastern time on each valuation day;

    (K) regularly make reports regarding the Fund's performance at meetings of the Board of Trustees;

    (L) attend periodic meetings of MassMutual's General Agents or other significant special events upon reasonable request, at which meetings DLB shall present reports on such aspects of its performance as MassMutual shall request;

    (M) make available its SEC Form ADV, Parts I and II, and other licensing forms to MassMutual upon request; and

    (N) as directed by MassMutual, vote all proxies solicited by or with respect to the equity securities held by the Fund in accordance with DLB's Statement of Policy and Procedures Regarding the Voting of Securities, a copy of which shall be provided at least annually to MassMutual.

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Section 2--Standard of Care:
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DLB agrees to exercise its best judgment, effort, advice, and recommendations in rendering its services and shall, at all times conform to, and use its best efforts to enable the Fund to conform to:

    (A) the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and any rules or regulations thereunder;

    (B) any other applicable provisions of state or federal law;

    (C) the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time (collectively referred to as the "Trust Documents");

    (D) policies and determinations of the Board of Trustees of the Trust and MassMutual;

    (E) the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust's registration statement under the Investment Company Act of 1940, as amended, or as such policies may, from time to time, be amended by the Fund's shareholders; and

    (F) the Prospectus and Statement of Additional Information of the Fund in effect from time to time.

MassMutual agrees that DLB shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by the Fund, MassMutual or MML Bay State Life Insurance Company ("MML Bay State") with respect to the Fund, provided that nothing herein shall be deemed to protect or purport to protect DLB against any liability to MassMutual, MML Bay State or their respective policyowners to which DLB would otherwise be subject by reason of the willful misfeasance, bad faith or gross negligence of DLB, its directors, officers, employees or agents in the performance of DLB's duties hereunder, or by reason of the reckless disregard of DLB's obligations and duties hereunder.

SECTION 3--EXPENSES:
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    (A) DLB shall be responsible only for expenses incurred in connection with the performance of its services under this Agreement. The expenses to be borne by DLB include the following: (1) the compensation and benefits of all directors, officers, employees, and agents of DLB; (2) any license or similar fees in connection with DLB's use of computer software; (3) premiums on any insurance policies purchased by DLB, including any fidelity insurance purchased pursuant to Section 6 hereof; (4) those expenses associated with fund accounting for the Fund; and (5) any other expenses incurred by DLB in connection with the performance of its duties hereunder.

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    (B) MassMutual or the Fund shall be responsible for all expenses related to the Fund, other than those expressly assumed by DLB hereunder. Expenses to be borne by MassMutual include, but are not limited to, the following: (1) premiums on any insurance policies purchased to cover the Fund by MassMutual; (2) charges of custodians for the Fund; (3) outside legal expenses of MassMutual or the Trust; and (4) expenses of MassMutual attributable to contract owner services (including, without limitation, telephone and personnel expenses).

SECTION 4--DUTIES OF MASSMUTUAL:
--------------------------------

MassMutual will be responsible for establishing and maintaining appropriate custodial account(s), payment of charges of custodians, and arranging to have DLB informed of all receipts and disbursements of cash, cash on hand, and securities positions.

SECTION 5--COMPENSATION:
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In consideration of the services rendered pursuant to this Agreement, MassMutual shall pay DLB, and DLB agrees to accept as full compensation for the performance of all functions and duties assumed and expenses to be borne pursuant to this Agreement a quarterly fee equal to an annual rate of .25% of the average daily net value of the Fund as of the close of each business day.

Section 6--Fidelity Insurance and Errors and Omissions Coverage:
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DLB agrees to maintain and provide evidence of fidelity insurance and errors and omissions coverage relating to its services hereunder in such amounts and with such carriers as are common in the investment advisory industry.

Section 7--Books and Records:
-----------------------------

DLB agrees that all books and records maintained relating to the Fund are the property of the Trust. DLB may disclose the Trust's books and records to DLB's governmental regulators, and upon subpoena or with the written consent of the Trust. DLB may maintain copies of such books and records for its own regulatory purposes. DLB agrees to furnish the Massachusetts Commissioner of Insurance (or, at MassMutual's request, any other state insurance authority) with any information or reports in connection with its services hereunder which the Commissioner may request to ascertain whether the life insurance operations of MassMutual are being conducted in a manner consistent with applicable law.

Section 8--Non-Exclusive Contract; Other Activities of DLB and Affiliates:
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Nothing in this Agreement shall prevent MassMutual, DLB or any officers, directors or employees thereof from acting as investment adviser or sub-adviser for any other person, firm, or corporation provided, however, DLB will not enter into an investment advisory agreement with any competitors of MassMutual or its affiliates without the prior approval of DLB Acquisition Corporation's Board of Directors. This Agreement shall not limit or restrict MassMutual or DLB, or any of their respective directors, officers, stockholders or employees from buying, selling, or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not be in violation of any securities laws or statements of policy on conflict of interest and or trading and will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Agreement.

Section 9--Allocation of Securities Purchased or Sold for More than One Account:
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DLB and MassMutual agree that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more accounts managed by DLB, the securities purchased or sold will be allocated in a manner believed by DLB to be in keeping with its fiduciary duties to each account.

SECTION 10--Portfolio Transactions and Brokerage:
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In placing portfolio transactions for the Fund, DLB will follow such practices as may from time to time be set forth in the Trust's most recent prospectus or specified by its Board of Directors.

SECTION 11--No Partnership or Joint Venture:
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Neither MassMutual, the Trust, the Fund, nor DLB are partners of or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

Section 12--Duration and Termination of this Agreement:
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This Agreement shall remain in full force and effect for one year from the date and year first written above and from year to year thereafter to the extent approved at least annually by vote of a majority of Trustees of the Trust that are not interested persons of the Trust or any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and specifically either the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate: (a) automatically in the event of the Fund's liquidation; (b) automatically upon the termination of the Management Agreement; (c) automatically in the event of its assignment (as defined in the Investment Company Act of 1940, as amended); (d) by MassMutual without penalty upon 60 days' written notice to DLB; and (e) by DLB without penalty upon 60 days' written notice to the Fund and MassMutual.

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SECTION 13--AMENDMENT OF THIS AGREEMENT:
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This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment to this Agreement must be approved by the Trustees and/or shareholders of the Fund to the extent and in the manner such approval is required by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

SECTION 14--MISCELLANEOUS:
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The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof, or otherwise affect their construction or effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15--Notice:
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Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address below or such other address as such other party may designate for the receipt of such notice.


    If to MassMutual:  Massachusetts Mutual Life Insurance Company
                       1295 State Street
                       Springfield, Massachusetts 01111-0001
                       Attention: Raymond B. Woolson
                       Senior Managing Director

    If to DLB:         David L. Babson and Company Incorporated
                       One Memorial Drive
                       Cambridge, Massachusetts 02142
                       Attention:  James W. MacAllen
                       President, Chief Executive Officer and Chief Investment
                       Officer

A copy of any notice shall also be sent to:

      MML Series Investment Fund
      1295 State Street
      Springfield, Massachusetts 01111-0001
      Attention:  Stuart H. Reese
                  President

Section 16--Governing Law:
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This Agreement shall be administered, construed and enforced in accordance with the laws of The Commonwealth of Massachusetts relating to contracts performed in that Commonwealth except to the extent superseded by federal securities laws or Employee Retirement Income Security Act of 1974, as amended (hereinafter "ERISA"), the Investment Advisers Act of 1940, as amended, or other Federal or state law.


     IN WITNESS WHEREOF, MassMutual and DLB have caused this Agreement to be executed as of the day and year first written above.


                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY



              By:
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                  Raymond B. Woolson
                  Senior Managing Director



                  DAVID L. BABSON AND COMPANY INCORPORATED



              By:
                  --------------------------------------------
                  James W. MacAllen
                  President, Chief Executive Officer and Chief Investment
                  Officer


ACCEPTED AND AGREED TO BY MML SERIES INVESTMENT FUND, ON BEHALF OF MML SMALL CAP VALUE EQUITY FUND



By:
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    Stuart H. Reese
    President

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